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                                                                    EXHIBIT 23.1

         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                               ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2004 (except for Note 17, as to which the date is August , 2004) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-116027) and related Prospectus of Beacon Roofing Supply, Inc. dated July 20, 2004.

                                                  Ernst & Young LLP

Boston, Massachusetts

The foregoing consent is in the form that will be signed upon completion of the stockholders' equity transactions described in Note 17 to the consolidated financial statements.

                                                  /s/ Ernst & Young LLP

Boston, Massachusetts
July 20, 2004